Exhibit 4.4

                              CONDOR SYSTEMS, INC.

                      1999 MANAGEMENT STOCK INCENTIVE PLAN

                       EFFECTIVE AS OF DECEMBER 14, 1999


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                              CONDOR SYSTEMS, INC.
                      1999 Management Stock Incentive Plan


     SECTION 1. Purpose. The purposes of the Condor Systems, Inc. 1999 Management Stock Incentive Plan are to promote the interests of the Company and its shareholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries, as defined below; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company. The provisions of the Plan shall cover the Awards issued under the Plan and certain provisions of the Plan will apply to Rollover Shares, as hereinafter defined.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" means (i) any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which the Company has a significant equity interest or which has a significant equity interest in the Company, in either case as determined by the Compensation Committee.

     "Award" means any Option.

     "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" means the Board of Directors of the Company.

     "Cause" means "cause" as defined in any Employment Agreement or Award Agreement, or if not so defined:

     (a) a Participant's willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness);

     (b) an act or acts on a Participant's part constituting a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business;

     (c) a Participant being repeatedly under the influence of illegal drugs or alcohol while performing his or her duties; or

     (d) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the sole discretion of the Compensation Committee, including a Participant's breach of the provisions of any non-competition, non-solicitation or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant.

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     "Change of Control" shall mean, unless otherwise defined in any Employment
Agreement or Award Agreement,

          (i) any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than (A) the DLJMB Entities and/or their respective Permitted Transferees (as defined in the Investors' Agreement) or (B) any "group" (within the meaning of such Section 13(d)(3)) of which any of the DLJMB Entities is a part, acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 51% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the shareholders generally; provided that such acquisition achieves a minimum value per diluted common share of the Company as described in Attachment I; or

          (ii) a sale or transfer by the Company or any of its Subsidiaries of substantially all of the stock or consolidated assets of the Company and its Subsidiaries to an entity which is not an Affiliate of the Company prior to such sale or transfer; provided that such sale or transfer achieves a minimum value per diluted common share of the Company as described in Attachment I.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company" means Condor Systems, Inc., a California corporation.

     "Compensation Committee" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3 and Section 162(m), each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) only, is a "Non-Employee Director" and an "Outside Director" within the meaning of Rule 16b-3 and Section 162(m), respectively.

     "Disability" shall mean a Participant's inability, as a result of physical or mental illness, to perform the duties of his or her position(s) for a period of 90 consecutive days or for an aggregate of 150 days in any twelve consecutive month period. Any question as to the existence of the Disability of a Participant as to which such Participant and the Company cannot agree shall be determined in writing by a qualified independent physician selected by the Company and reasonably acceptable to the Participant. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan.

     "Employee" means any individual who is a common-law employee of the Company or any Subsidiary.

     "Employment Agreement" means an employment, severance, consulting, or similar agreement between the Company or any Subsidiary and a Participant.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means with respect to the Shares, as of the consummation of the merger of the Company and WDC Acquisition Corp., $1.00 per share, and as of any other given

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date or dates, the average reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock for the three trading days immediately preceding such date or dates. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Compensation Committee in good faith taking into account, as appropriate, recent sales of the Shares, recent valuations of the Shares and such other factors as the Compensation Committee shall in its discretion deem relevant or appropriate.

     "Good Reason" means "Good Reason", as defined in any Employment Agreement or Award Agreement, or if not so defined,:

     (A) A Participant's removal from his/her position or assigned duties and responsibilities materially inconsistent with his/her position; or

     (B) One or more reductions of more than 10% in the aggregate in a Participant's base salary and benefits (including target bonus opportunities and criteria but not actual bonus payments), except for across-the-board reductions similarly affecting similarly situated employees.

     "Investors' Agreement" means the Investors' Agreement dated as of April 15, 1999 among Condor Systems and the several Shareholders (as defined therein) from time to time parties thereto.

     "Option" means a right to purchase Shares from the Company that is granted under Section 6 of the Plan. Options granted under the Plan are not intended to be "incentive stock options" within the meaning of Code section 422.

     "Participant" means any Employee, non-employee director or consultant to the Company or any Subsidiary selected by the Compensation Committee to receive an Award under the Plan.

     "Permitted Transferee" shall have the meaning assigned to it in the Investors' Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" means this Condor Systems, Inc. 1999 Management Stock Incentive
Plan.

     "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" means the Securities and Exchange Commission or any successor thereto.

     "Section 162(m)" means Section 162(m) of the Code, or any successor section thereto as in effect from time to time.

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     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means shares of Class A common stock, $.01 par value, of the Company and/or such other securities as may be designated by the Compensation Committee from time to time.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which fifty percent (50%) or more of the combined voting power of all classes of securities or other ownership interests are at the time owed by such Person.

     "Substitute Awards" means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

     "10-Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

     SECTION 3. Administration.

     (a) Authority of Compensation Committee. The Plan shall be administered by the Compensation Committee. Subject to the terms of the Plan, applicable law and contractual restrictions (including, without limitation, the Employment Agreements) affecting the Company, and in addition to other express powers and authorizations conferred on the Compensation Committee by the Plan, the Compensation Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award and Award Agreement; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Compensation Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Plan.

     (b) Compensation Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Compensation Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

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     SECTION 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b) and 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 4,600,000. If, after the Plan's effective date as provided in Section 11(a), any Shares covered by an Award granted under the Plan other than a Substitute Award or a Rollover Share or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholder obligations, other than the exercise price or tax withholding obligation relating to a Substitute Award or Rollover Share, will again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no Employee may receive Options in any calendar year that relate to more than 3,000,000 Shares.

     (b) Adjustments. In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

     (c) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares available for Awards under the Plan.

     (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. Eligibility. Any Employee, non-employee director of the Company or any Subsidiary, or consultants and any Employee or director of the Company receiving a Rollover Share, shall be eligible to be designated a Participant.

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     SECTION 6. Stock Options.

     (a) Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement, the form of such agreement is attached hereto as Attachment II and/or Attachment III, between the Participant and the Company. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Compensation Committee deems appropriate for inclusion in a Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical. An Award Agreement may provide that new Options will be granted automatically to the Participant when he or she exercises the prior Options.

     (b) Number of Shares and Exercise Price. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 4(b). An Option's exercise price shall be established by the Compensation Committee and set forth in an Award Agreement.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Compensation Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable. The Award Agreement shall also specify the term of the Option; provided that such term, to the extent required by applicable law, shall in no event exceed ten
(10) years from the date of Award. An Award Agreement may provide for accelerated exercisability in the event of the Participant's death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant's employment or service. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price, or adequate provision therefor, is received by the Company. Such payment may be made: (i) in cash;
(ii) in Shares owned by the Participant (the value of such Shares shall be their Fair Market Value on the date of exercise); (iii) by a combination of cash and Shares; (iv) if approved by the Compensation Committee, in accordance with a cashless exercise program; or (v) in such other manner as permitted by the Compensation Committee at the time of grant or thereafter.

     SECTION 7. Termination or Suspension of Employment or Service. The following provisions shall apply in the event of the Participant's termination of employment or service unless provided otherwise in an Employment Agreement or by the Compensation Committee at the time of the grant of the Award or thereafter.

     (a) Termination of Employment or Service. Except as the Compensation Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated for any reason other than for Cause, the vested portion of such Option shall expire, on the earlier of (A) the ninetieth day following such termination of employment or service or (B) the date such

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Option would have expired had it not been for the termination of employment or service. The Participant shall have the right to exercise such Option prior to such expiration only to the extent it was exercisable at the date of such termination of employment or service. Any unvested Options shall be forfeited for no consideration on the date of termination of employment or service, except as the Compensation Committee may at any time otherwise provide.

     (b) Cause. If the Participant's employment or service with the Company or its Subsidiaries is terminated by the Company for Cause, all outstanding options shall be immediately forfeited.

     (c) Rights of First Refusal and Repurchase. In the event a Participant or Permitted Transferee or other holder of Shares proposes to sell, pledge, or otherwise transfer to a third party any Shares acquired under the Plan or any interest in such Shares, the Company shall have the Right of First Refusal as provided in the Award Agreement. In the event of a Participant's termination of employment or service with the Company or its Subsidiaries, the Company or its designee shall have a right to purchase all of the Shares acquired upon the exercise of Options, at a per Share price equal to Fair Market Value on the date of repurchase. If the Company elects to exercise its right of repurchase under this Section 7(c), the Company shall deliver written notice (a "Purchase Notice") to the Participant to such effect and will consummate the purchase within the time period established by applicable law. For purposes of this
Section 7, the "date of repurchase" shall mean the third business day following the receipt of notice by the Participant that the purchase right is to be exercised. Payment of the purchase price may be made in cash or by certified check or through cancellation of purchase money indebtedness.

     SECTION 8. Accelerated Vesting. The Compensation Committee, in its sole discretion, may provide in an Award Agreement or at any other time for the accelerated vesting of an Award in the event of a Change of Control.

     SECTION 9. Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act or Section 162(m), for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Compensation Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

     (b) Amendments to Awards. Subject to the terms of the Plan and applicable law, the Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively, provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

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     (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change of Control or an offer to Participants generally relating to the acquisition of Shares, including through purchase, merger or otherwise, the Compensation Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award that is comparable in value to such Award.

     SECTION 10. General Provisions.

     (a) Dividend Equivalents. In the sole and complete discretion of the Compensation Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b) Nontransferability. Except to the extent otherwise provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution

     (c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (d) Share Certificates. Certificates, if any, issued in respect of Shares shall, unless the Compensation Committee otherwise determines, be registered in the name of the Participant or Permitted Transferee and, so long as a Participant continues to be governed by any forfeiture provisions relating to the Shares, shall be deposited by such Participant or Permitted Transferee, together with a stock power endorsed in blank, with the Company. When such forfeiture conditions lapse, the Company shall deliver such certificates to the Participant upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act, any state securities laws or any other applicable laws. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Compensation Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) Withholding. A Participant may be required to pay to the Company or any Subsidiary, and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Compensation Committee may provide for

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additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (i) Rights as a Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.

     (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of California.

     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) Other Laws. The Compensation Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16 of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Compensation Committee in its sole discretion has determined that any such offer, if made,

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would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

     (n) No Fractional Shares. No Fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Compensation Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     SECTION 11. Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of December 14, 1999, subject to approval by the shareholders of the Company. Awards may be granted hereunder prior to such shareholder approval subject in all cases, however, to such approval.

     (b) Expiration Date. To the extent required by applicable law, the Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 9(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Compensation Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

     SECTION 12. Execution. To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

                                          CONDOR SYSTEMS, INC.


                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

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                                                                   ATTACHMENT I


                     MINIMUM VALUE PER DILUTED COMMON SHARE


          To be determined by the Board of Directors from time to time

                                                                  ATTACHMENT II


                              Performance Vesting
                                Option Agreement
                                   under the
                              Condor Systems, Inc.
                      1999 Management Stock Incentive Plan

          Date of Grant:

          Name of Optionee:

          Number of Shares

          Option Exercise Price     $             /share

          Expiration Date:


     Condor Systems, Inc. a California corporation (the "Company"), hereby grants to the above-named optionee (the "Optionee") a Performance Vesting option (the "Option") to purchase from the Company, for the price per share set forth above, the number of shares of Class A Common Stock, $.01 par value (the "Shares"), of the Company set forth above, pursuant to the Condor Systems, Inc. 1999 Management Stock Incentive Plan (the "Plan"). The Option is not intended to be treated as an "incentive stock option" within the meaning of Internal Revenue Code Section 422.

     Capitalized terms not otherwise defined or explained herein shall have the same meanings as in the Plan, or if not defined therein, in the Optionee's Employment Agreement. The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

     1. The price at which each Share subject to this Option may be purchased (the "Option Exercise Price") shall be the Option Exercise Price set forth above.

     2. The number of vested Shares for which this Option may be exercised at any time through the Expiration Date set forth above shall be determined as follows, subject to the provisions of the Plan and this Agreement.

     On each of the first four (4) anniversaries of the Date of Grant, 25% of the Performance Vesting Option shall vest and become exercisable, provided the Optionee remains an employee of the Company or its Subsidiary as of such anniversary, and provided the Company has attained the Target EBITDA set forth in Exhibit A hereto for the fiscal year ended immediately prior to such anniversary. If, as of any such anniversary, the Company has not attained such Target EBITDA but has attained at least the Floor EBITDA set forth in Exhibit A for such previous year, a portion equal to between 75% and 100% (based on straight-line

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interpolation between the Floor EBITDA and the Target EBITDA) of the amount of the Performance Vesting Option otherwise scheduled to vest on such anniversary shall vest and become exercisable. If, as of any such anniversary, the Company has attained EBITDA for such previous year greater than such Target EBITDA, a portion equal to between 100% and 125% (based on straight-line interpolation between the Target EBITDA and the Ceiling EBITDA set forth in Exhibit A) of the amount of the Performance Vesting Option otherwise scheduled to vest on such anniversary (but in no case greater than the entire remaining unvested amount of such Option) shall vest and become exercisable.

     3. The Optionee (or his or her representative, devisee or heir, as applicable) may exercise any portion of this Option which has become exercisable in accordance with the terms hereof as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying:

          (i) the number of whole Shares to be purchased together with payment in full of the aggregate Option Exercise Price of such shares, provided that this Option may not be exercised for less than 100 Shares or the number of Shares remaining subject to this Option, whichever is smaller;

          (ii) the address to which dividends, notices, reports, etc. are to be sent; and

          (iii) the Optionee's social security number.

Payment shall be in cash, by certified or bank cashier's check payable to the order of the Company, free from all collection charges, or in Shares having a Fair Market Value equal to the full amount of the Option Exercise Price therefor, or such other form as may be permitted by the Compensation Committee. The Compensation Committee may require that any Shares tendered in satisfaction of the Option Exercise Price shall have been held by the Optionee for at least six months. The Optionee may satisfy any tax withholding obligations, by electing to have the Company withhold Shares which would otherwise be issued to the Optionee upon the exercise of the Option having a Fair Market Value equal to the full amount of the tax owing. Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Shares purchased upon exercise of the Option will be issued in the name of the Optionee or the Option Transferee. The Optionee shall not be entitled to any rights as a shareholder of the Company in respect of any Shares covered by this Option until such Shares shall have been paid for in full and issued to the Optionee.

     4. This Option is personal to the Optionee and may be exercised only by the Optionee or his or her representative in the event of the Optionee's Disability or death. This Option shall generally not be transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, this Option may be transferred to: (i) one or more of the spouse, children or grandchildren of the Optionee ("Immediate Family Members") or to (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members and/or such Optionee in which the options are to be passed to beneficiaries upon the death of the trustor (settlor); provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution. For purposes of this Option Agreement, such a transferee is hereafter referred to as "Option Transferee." Before any such transfer of this Option is effectuated, however, the Company must be notified in advance in writing of the terms and conditions of the proposed transfer and the Company must determine that the proposed transfer complies with applicable law and the requirements of the Plan and this Option. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify hereunder shall be void and unenforceable against the Company.

     The terms of this Option (including the post-termination of service exercise periods) shall apply to the Optionee's beneficiaries, executors, administrators and Option Transferees (including the beneficiaries, executors and administrators of the Option Transferees), including the right to agree to any amendment of this Option, except that Option Transferees shall not transfer this Option other than by will or by the laws of descent and distribution. The Company is under no obligation to provide notice to an Option Transferee of the Optionee's termination of employment or service to the Company or Subsidiary.

     This Option shall be exercised only by the Optionee (including, in the case of a transferred Option, by an Option Transferee), or, in the case of the Optionee's death, by the Optionee's executor or administrator (including, in the case of a transferred Option, by the executor or administrator of the Option Transferee. Before an Option Transferee will be allowed to exercise this Option, the Optionee must make acceptable arrangements to pay any withholding or other taxes that may be due as a result of exercising this Option.

     Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from the Optionee's spouse, nor is the Company obligated to recognize the Optionee's spouse's interest in the Optionee's Option in any other way.

     5. For purposes of this Option, the Optionee's employment or service does not terminate when the Optionee goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued employment crediting, or when continued employment crediting is required by applicable law. The Optionee's employment or service terminates in any event when the approved leave ends unless the Optionee immediately returns to active work.

     The Company determines which leaves count for this purpose, and when the Optionee's employment or service terminates for all purposes under the Plan.

     6. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

     The Transfer Notice shall be signed both by the Optionee and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company's rights under this subsection shall be freely assignable, in whole or in part.

     If the Company fails to exercise its Right of First Refusal within thirty
(30) days after the date when it received the Transfer Notice, the Optionee may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

     The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

     The Company's Right of First Refusal shall terminate in the event that the Company's stock is listed on an established stock exchange or is quoted regularly on the NASDAQ National Market.

     7. Following termination of the Optionee's employment or service for any reason, the Company shall have the right to repurchase all of those Shares that the Optionee has or will acquire under this Option. If the Company exercises its right to purchase such Shares, the repurchase price shall be the Fair Market Value of those Shares on the date of repurchase as determined by the Compensation Committee and shall be paid in cash or by certified check or through cancellation of purchase money indebtedness. The Company will notify the Optionee of its intention to purchase such Shares, and will consummate the purchase within the period established by applicable law. The Company's rights of repurchase shall terminate in the event that the Company's stock is listed on an established stock exchange or is quoted regularly on the NASDAQ National Market.

     8. All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND

WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

     "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     9. This Option does not confer on the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of the Optionee's employment.

     10. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Compensation Committee and/or the Board shall be binding and conclusive upon the Optionee and his or her legal representatives on any question arising hereunder. The Optionee acknowledges that he or she has received and reviewed a copy of the Plan.

     11. The Optionee acknowledges that any powers, rights or responsibilities of the Board and/or the Compensation Committee set forth herein may be delegated to and exercised by any subcommittee thereof as permitted under the Plan.

     12. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

     13. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of the conflict of laws principles thereof.

     14. This Option Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Option Agreement to be duly executed as of the date first above written.

                                      CONDOR SYSTEMS, INC.


                                      By:
                                         -------------------------------------
                                         Name
                                         Title:


                                      OPTIONEE:


                                      ----------------------------------------
                                      Name:
                                      Address:


By signing this Agreement, the Optionee agrees to all of the terms and conditions described above and in the Plan, a copy of which is attached.

                                                      EXHIBIT A - ATTACHMENT II


                   To be determined by the Board of Directors

                                                                 ATTACHMENT III


                           Super Performance Vesting
                                Option Agreement
                                   under the
                              Condor Systems, Inc.
                      1999 Management Stock Incentive Plan

          Date of Grant:

          Name of Optionee:

          Number of Shares

          Option Exercise Price     $             /share

          Expiration Date:


     Condor Systems, Inc. a California corporation (the "Company"), hereby grants to the above-named optionee (the "Optionee") a Super Performance Vesting option (the "Option") to purchase from the Company, for the price per share set forth above, the number of shares of Class A Common Stock, $.01 par value (the "Shares"), of the Company set forth above, pursuant to the Condor Systems, Inc. 1999 Management Stock Incentive Plan (the "Plan"). The Option is not intended to be treated as an "incentive stock option" within the meaning of Internal Revenue Code Section 422.

     Capitalized terms not otherwise defined or explained herein shall have the same meanings as in the Plan, or if not defined therein, in the Optionee's Employment Agreement. The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

     1. The price at which each Share subject to this Option may be purchased (the "Option Exercise Price") shall be the Option Exercise Price set forth above.

     2. The number of vested Shares for which this Option may be exercised at any time through the Expiration Date set forth above shall be determined as follows, subject to the provisions of the Plan and this Agreement.

     The Super Performance Vesting Option shall fully vest and become exercisable upon a Change of Control, provided the Optionee remains an employee of the Company or its Subsidiary as of the date of such Change of Control, and provided the applicable minimum value per diluted Share set forth in Exhibit A hereto has been attained in connection with such Change of Control.

     3. The Optionee (or his or her representative, devisee or heir, as applicable) may exercise any portion of this Option which has become exercisable in accordance with the terms hereof as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying:

          (i) the number of whole Shares to be purchased together with payment in full of the aggregate Option Exercise Price of such shares, provided that this Option may not be exercised for less than 100 Shares or the number of Shares remaining subject to this Option, whichever is smaller;

          (ii) the address to which dividends, notices, reports, etc. are to be sent; and

          (iii) the Optionee's social security number.

Payment shall be in cash, by certified or bank cashier's check payable to the order of the Company, free from all collection charges, or in Shares having a Fair Market Value equal to the full amount of the Option Exercise Price therefor, or such other form as may be permitted by the Compensation Committee. The Compensation Committee may require that any Shares tendered in satisfaction of the Option Exercise Price shall have been held by the Optionee for at least six months. The Optionee may satisfy any tax withholding obligations, by electing to have the Company withhold Shares which would otherwise be issued to the Optionee upon the exercise of the Option having a Fair Market Value equal to the full amount of the tax owing. Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Shares purchased upon exercise of the Option will be issued in the name of the Optionee or the Option Transferee. The Optionee shall not be entitled to any rights as a shareholder of the Company in respect of any Shares covered by this Option until such Shares shall have been paid for in full and issued to the Optionee.

     4. This Option is personal to the Optionee and may be exercised only by the Optionee or his or her representative in the event of the Optionee's Disability or death. This Option shall generally not be transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, this Option may be transferred to: (i) one or more of the spouse, children or grandchildren of the Optionee ("Immediate Family Members") or to (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members and/or such Optionee in which the options are to be passed to beneficiaries upon the death of the trustor (settlor); provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution. For purposes of this Option Agreement, such a transferee is hereafter referred to as "Option Transferee." Before any such transfer of this Option is effectuated, however, the Company must be notified in advance in writing of the terms and conditions of the proposed transfer and the Company must determine that the proposed transfer complies with applicable law and the requirements of the Plan and this Option. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify hereunder shall be void and unenforceable against the Company.

     The terms of this Option (including the post-termination of service exercise periods) shall apply to the Optionee's beneficiaries, executors, administrators and Option Transferees

(including the beneficiaries, executors and administrators of the Option Transferees), including the right to agree to any amendment of this Option, except that Option Transferees shall not transfer this Option other than by will or by the laws of descent and distribution. The Company is under no obligation to provide notice to an Option Transferee of the Optionee's termination of employment or service to the Company or Subsidiary.

     This Option shall be exercised only by the Optionee (including, in the case of a transferred Option, by an Option Transferee), or, in the case of the Optionee's death, by the Optionee's executor or administrator (including, in the case of a transferred Option, by the executor or administrator of the Option Transferee. Before an Option Transferee will be allowed to exercise this Option, the Optionee must make acceptable arrangements to pay any withholding or other taxes that may be due as a result of exercising this Option.

     Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from the Optionee's spouse, nor is the Company obligated to recognize the Optionee's spouse's interest in the Optionee's Option in any other way.

     5. For purposes of this Option, the Optionee's employment or service does not terminate when the Optionee goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued employment crediting, or when continued employment crediting is required by applicable law. The Optionee's employment or service terminates in any event when the approved leave ends unless the Optionee immediately returns to active work.

     The Company determines which leaves count for this purpose, and when the Optionee's employment or service terminates for all purposes under the Plan.

     6. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

     The Transfer Notice shall be signed both by the Optionee and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company's rights under this subsection shall be freely assignable, in whole or in part.

     If the Company fails to exercise its Right of First Refusal within thirty
(30) days after the date when it received the Transfer Notice, the Optionee may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

     The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

     The Company's Right of First Refusal shall terminate in the event that the Company's stock is listed on an established stock exchange or is quoted regularly on the NASDAQ National Market.

     7. Following termination of the Optionee's employment or service for any reason, the Company shall have the right to repurchase all of those Shares that the Optionee has or will acquire under this Option. If the Company exercises its right to purchase such Shares, the repurchase price shall be the Fair Market Value of those Shares on the date of repurchase as determined by the Compensation Committee and shall be paid in cash or by certified check or through cancellation of purchase money indebtedness. The Company will notify the Optionee of its intention to purchase such Shares, and will consummate the purchase within the period established by applicable law. The Company's rights of repurchase shall terminate in the event that the Company's stock is listed on an established stock exchange or is quoted regularly on the NASDAQ National Market.

     8. All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

     "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL,

SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     9. This Option does not confer on the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of the Optionee's employment.

     10. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Compensation Committee and/or the Board shall be binding and conclusive upon the Optionee and his or her legal representatives on any question arising hereunder. The Optionee acknowledges that he or she has received and reviewed a copy of the Plan.

     11. The Optionee acknowledges that any powers, rights or responsibilities of the Board and/or the Compensation Committee set forth herein may be delegated to and exercised by any subcommittee thereof as permitted under the Plan.

     12. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

     13. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of the conflict of laws principles thereof.

     14. This Option Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Option Agreement to be duly executed as of the date first above written.

                                        CONDOR SYSTEMS, INC.


                                        By:
                                           -----------------------------------
                                           Name
                                           Title:


                                        OPTIONEE:


                                        --------------------------------------
                                        Name:
                                        Address:


By signing this Agreement, the Optionee agrees to all of the terms and conditions described above and in the Plan, a copy of which is attached.

                                                     EXHIBIT A - ATTACHMENT III


     The performance option and vesting schedule targets shall be established in a separate document by the Company Board of Directors and such document shall be provided to each performance option holder.

                               TABLE OF CONTENTS

                                                                           Page

SECTION 1.   Purpose.........................................................1

SECTION 2.   Definitions.....................................................1

SECTION 3.   Administration..................................................4

SECTION 4.   Shares Available for Awards.....................................5

SECTION 5.   Eligibility.....................................................5

SECTION 6.   Stock Options...................................................6

SECTION 7.   Termination or Suspension of Employment or Service..............6

SECTION 8.   Accelerated Vesting.............................................7

SECTION 9.   Amendment and Termination.......................................7

SECTION 10.  General Provisions..............................................8

SECTION 11.  Term of the Plan...............................................10

SECTION 12.  Execution......................................................10

                                      -i-